N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(800) 247-5279                          April 18, 2016

ELS REPORTS FIRST QUARTER RESULTS
Continued Strong Core Performance

CHICAGO, IL – April 18, 2016 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter ended March 31, 2016. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter Ended March 31, 2016
Normalized Funds from Operations (“Normalized FFO”) available for Common Stockholders increased $8.3 million, or $0.09 per Common Share, to $84.8 million, or $0.92 per Common Share, compared to $76.5 million, or $0.83 per Common Share, for the same period in 2015. Funds from Operations (“FFO”) available for Common Stockholders increased $25.5 million, or $0.28 per Common Share, to $84.6 million or $0.92 per Common Share, compared to $59.1 million, or $0.64 per Common Share, for the same period in 2015. Net income available for Common Stockholders increased $23.4 million, or $0.28 per Common Share, to $50.6 million, or $0.60 per Common Share, compared to $27.2 million, or $0.32 per Common Share, for the same period in 2015.
Portfolio Performance
For the quarter ended March 31, 2016, property operating revenues, excluding deferrals, increased $10.1 million to $207.4 million compared to $197.3 million for the same period in 2015. For the quarter ended March 31, 2016, income from property operations, excluding deferrals and property management, increased $7.9 million to $127.3 million compared to $119.4 million for the same period in 2015.
For the quarter ended March 31, 2016, Core property operating revenues, excluding deferrals, increased approximately 4.5 percent and Core income from property operations, excluding deferrals and property management, increased approximately 6.0 percent compared to the same period in 2015.
Balance Sheet Activity
During the quarter we paid off a maturing mortgage loan of approximately $9.8 million with a stated interest rate of 5.48 percent per annum, which was secured by a manufactured home property.
Investment Activity
On January 27, 2016, we completed the acquisition of Rose Bay, a 303-site RV resort, located in Port Orange, Florida. The total purchase price of approximately $7.4 million was funded with available cash.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
As of April 18, 2016, we own or have an interest in 388 quality properties in 32 states and British Columbia consisting of 144,231 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.

i

Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, April 19, 2016, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyle.com for the link. A replay of the webcast will be available for two weeks at this site.
Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Second Quarter 2016	Monday, July 18, 2016	Tuesday, July 19, 2016 10:00 a.m. CT
Third Quarter 2016	Monday, October 17, 2016	Tuesday, October 18, 2016 10:00 a.m. CT
Fourth Quarter 2016	Monday, January 23, 2017	Tuesday, January 24, 2017 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2016 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic "Revenue Recognition;"

•
the outcome of pending or future lawsuits filed against us, including those disclosed in our filings with the Securities and Exchange Commission, by tenant groups seeking to limit rent increases and/or seeking large damage awards for our alleged failure to properly maintain certain Properties or other tenant related matters, such as the case currently pending in the California Court of Appeal, Sixth Appellate District, Case No. H041913, involving our California Hawaiian manufactured home property, including any further proceedings on appeal or in the trial court; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

ii

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Investor Information

Equity Research Coverage (1)
Robert W. Baird & Company	BMO Capital Markets	Green Street Advisors
Drew T. Babin	Paul Adornato	David Bragg/ Ryan Burke
215-553-7816	212-885-4170	949-640-8780
dbabin@rwbaird.com	paul.adornato@bmo.com	dbragg@greenstreetadvisors.com
rburke@greenstreetadvisors.com
BB&T Capital Markets	Cantor Fitzgerald
David J. Toti	Gaurav Mehta	Wells Fargo Securities
212-419-4620	212-915-1221	Todd Stender
dtoti@bbandtcm.com	gmehta@cantor.com	562-637-1371
todd.stender@wellsfargo.com
Bank of America Merrill Lynch Global Research	Citi Research
Jana Galan	Michael Bilerman/ Nick Joseph
646-855-3081	212-816-1383
jana.galan@baml.com	michael.bilerman@citi.com
nicholas.joseph@citi.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

1Q 2016 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Stock outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Operating Information
Total revenues	$220.1	$201.6	$210.1	$201.5	$208.4
Net income	$57.2	$39.8	$42.1	$36.8	$31.8
Net income available for Common Stockholders	$50.6	$34.5	$36.7	$31.8	$27.2
Normalized EBITDA (1)	$112.7	$96.0	$99.0	$92.9	$106.1
FFO available for Common Stockholders (1)(2)	$84.6	$67.1	$70.3	$64.5	$59.1
Normalized FFO available for Common Stockholders (1)(2)	$84.8	$67.6	$70.5	$64.5	$76.5
Funds available for distribution (FAD) available for Common Stockholders (1)(2)	$77.4	$57.0	$62.5	$53.6	$69.1

Stock Outstanding (In thousands) and Per Share Data
Common stock and OP units, end of the period	91,802	91,461	91,505	91,498	91,462
Weighted average Common Stock outstanding - fully diluted	92,041	91,875	91,940	91,851	91,777
Net income per Common Share - fully diluted	$0.60	$0.41	$0.43	$0.38	$0.32
FFO per Common Share - fully diluted	$0.92	$0.73	$0.77	$0.70	$0.64
Normalized FFO per Common Share - fully diluted	$0.92	$0.74	$0.77	$0.70	$0.83
FAD per Common Share - fully diluted	$0.84	$0.62	$0.68	$0.58	$0.75
Dividends per Common Share	$0.425	$0.375	$0.375	$0.375	$0.375

Balance Sheet
Total assets (3)	$3,415	$3,400	$3,423	$3,427	$3,448
Total liabilities (3)	$2,400	$2,408	$2,434	$2,445	$2,469

Market Capitalization
Total debt	$2,125	$2,146	$2,156	$2,167	$2,212
Total market capitalization (4)	$8,938	$8,380	$7,651	$7,114	$7,374

Ratios
Total debt / total market capitalization	23.8%	25.6%	28.2%	30.5%	30.0%
Total debt + preferred stock / total market capitalization	25.3%	27.2%	30.0%	32.4%	31.8%
Total debt / Normalized EBITDA (5)	5.3	5.4	5.5	5.7	5.8
Interest coverage (6)	4.6	3.9	4.0	3.7	4.1
Fixed charges + preferred distributions coverage (7)	4.0	3.4	3.5	3.3	3.6

______________________

1.	See page 17-18 for non-GAAP measure definitions of Normalized EBITDA, FFO, Normalized FFO and FAD.

2.
See page 6 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stockholders, Normalized FFO available for Common Stockholders and FAD available for Common Stockholders.

3.
As of December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, deferred financing costs of approximately $19.7 million, $20.3 million, $20.6 million and $21.0 million, respectively, were reclassified from deferred financing costs, net to mortgages notes payable and term loan due to the adoption of ASU 2015-03: Simplifying the Presentation of Debt Issuance Costs.

4.	See page 15 for market capitalization calculation as of March 31, 2016.

5.
Represents trailing twelve months Normalized EBITDA. We believe trailing twelve months Normalized EBITDA provides additional information for determining our ability to meet future debt service requirements.

6.	Interest coverage is calculated by dividing Normalized EBITDA for the period by the interest expense incurred.

7.	See page 18 for a definition of fixed charges. This ratio is calculated by dividing Normalized EBITDA for the period by the sum of fixed charges and preferred stock dividends.

1Q 2016 Supplemental information	2	Equity LifeStyle Properties, Inc.

First Quarter 2016 - Selected Financial Data

(In millions, except per share data, unaudited)

Quarter Ended
March 31, 2016
Income from property operations, excluding deferrals and property management - 2016 Core (1)	$126.5
Income from property operations, excluding deferrals and property management - Acquisitions (2)	0.8
Property management and general and administrative (excluding transaction costs)	(19.0)
Other income and expenses	4.4
Financing costs and other	(27.9)
Normalized FFO available for Common Stockholders (3)	84.8
Transaction costs	(0.2)
FFO available for Common Stockholders(3)	$84.6

Normalized FFO per Common Share - fully diluted	$0.92
FFO per Common Share - fully diluted	$0.92

Normalized FFO available for Common Stockholders (3)	$84.8
Non-revenue producing improvements to real estate	(7.3)
FAD available for Common Stockholders (3)	$77.5

FAD per Common Share - fully diluted	$0.84

Weighted average Common Stock outstanding - fully diluted	92.0

______________________

1.
See page 17-18 for definitions of Income from property operations, excluding deferrals and property management, and Core. See page 8 for details of the 2016 Core Income from Property Operations, excluding deferrals and property management.

2.	See page 18 for definition of Acquisition properties. See page 9 for details of the Income from Property Operations, excluding deferrals and property management for the Acquisition properties.

3.
See page 6 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stockholders, Normalized FFO available for Common Stockholders and FAD available for Common Stockholders. See definitions of FFO, Normalized FFO and FAD on page 17 and Non-revenue producing improvements on page 18.

1Q 2016 Supplemental information	3	Equity LifeStyle Properties, Inc.

Balance Sheet

(In thousands, except share and per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Investment in real estate:
Land	$1,105,542	$1,101,676
Land improvements	2,796,998	2,787,882
Buildings and other depreciable property	597,989	588,041
	4,500,529	4,477,599
Accumulated depreciation	(1,310,762)	(1,282,423)
Net investment in real estate	3,189,767	3,195,176
Cash	97,107	80,258
Notes receivable, net	34,144	35,463
Investment in unconsolidated joint ventures	22,994	17,741
Deferred commission expense	30,758	30,865
Escrow deposits, goodwill, and other assets, net (1)	40,355	40,897
Total Assets	$3,415,125	$3,400,400
Liabilities and Equity
Liabilities:
Mortgage notes payable (1)	$1,907,074	$1,926,880
Term loan (1)	199,224	199,172
Unsecured lines of credit	—	—
Accrued expenses and accounts payable	79,510	76,044
Deferred revenue – upfront payments from right-to-use contracts	78,707	78,405
Deferred revenue – right-to-use annual payments	13,615	9,878
Accrued interest payable	8,669	8,715
Rents and other customer payments received in advance and security deposits	74,153	74,300
Distributions payable	39,016	34,315
Total Liabilities	2,399,968	2,407,709
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value, 9,945,539 shares authorized as of March 31, 2016 and December 31, 2015; none issued and outstanding.	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of March 31, 2016 and December 31, 2015 at liquidation value	136,144	136,144
Common stock, $0.01 par value, 200,000,000 shares authorized as of March 31, 2016 and December 31, 2015; 84,594,060 and 84,253,065 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	845	843
Paid-in capital	1,046,033	1,039,140
Distributions in excess of accumulated earnings	(235,875)	(250,506)
Accumulated other comprehensive loss	(1,161)	(553)
Total Stockholders’ Equity	945,986	925,068
Non-controlling interests – Common OP Units	69,171	67,623
Total Equity	1,015,157	992,691
Total Liabilities and Equity	$3,415,125	$3,400,400

_______________

1.
As of December 31, 2015, deferred financing costs of approximately $3.7 million, $18.9 million and $0.8 million were reclassified from Deferred financing costs, net to Escrow deposits, goodwill, and other assets, net, to Mortgages notes payable and to Term loan line items, respectively, due to the adoption of ASU 2015-03: Simplifying the Presentation of Debt Issuance Costs.

1Q 2016 Supplemental information	4	Equity LifeStyle Properties, Inc.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended
	March 31,
	2016	2015
Revenues:
Community base rental income	$114,076	$109,270
Rental home income	3,545	3,554
Resort base rental income	55,434	51,645
Right-to-use annual payments	11,054	10,981
Right-to-use contracts current period, gross	2,532	2,797
Right-to-use contract upfront payments, deferred, net	(302)	(773)
Utility and other income	20,793	19,082
Gross revenues from home sales	8,214	6,937
Brokered resale revenue and ancillary services revenues, net	1,418	1,982
Interest income	1,660	1,820
Income from other investments, net	1,723	1,119
Total revenues	220,147	208,414

Expenses:
Property operating and maintenance	62,954	61,117
Rental home operating and maintenance	1,525	1,669
Real estate taxes	13,198	12,594
Sales and marketing, gross	2,493	2,522
Right-to-use contract commissions, deferred, net	104	(243)
Property management	11,763	11,290
Depreciation on real estate assets and rental homes	28,656	28,116
Amortization of in-place leases	335	665
Cost of home sales	8,281	6,724
Home selling expenses	834	805
General and administrative (1)	7,407	7,406
Property rights initiatives and other	654	553
Early debt retirement	—	16,991
Interest and related amortization	25,634	27,276
Total expenses	163,838	177,485
Income before equity in income of unconsolidated joint ventures	56,309	30,929
Equity in income of unconsolidated joint ventures	881	884
Consolidated net income	57,190	31,813

Income allocated to non-controlling interest-Common OP Units	(4,310)	(2,331)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,297)	(2,297)
Net income available for Common Stockholders	$50,583	$27,185

_________________________________________

1.
Includes transaction costs, see Reconciliation of Net income available for Common Stockholders to FFO available for Common Stockholders, Normalized FFO available for Common Stockholders and FAD available for Common Stockholders on page 6.

1Q 2016 Supplemental information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to FFO, Normalized FFO and FAD

(In thousands, except per share data, unaudited)

	Quarters Ended
	March 31,
	2016	2015
Net income available for Common Stockholders	$50,583	$27,185
Income allocated to Common OP Units	4,310	2,331
Right-to-use contract upfront payments, deferred, net (1)	302	773
Right-to-use contract commissions, deferred, net (2)	104	(243)
Depreciation on real estate assets	26,009	25,410
Depreciation on rental homes	2,647	2,706
Amortization of in-place leases	335	665
Depreciation on unconsolidated joint ventures	290	243
FFO available for Common Stockholders (3)	84,580	59,070
Transaction costs (4)	200	432
Early debt retirement	—	16,991
Normalized FFO available for Common Stockholders (3)	84,780	76,493
Non-revenue producing improvements to real estate	(7,337)	(7,443)
FAD available for Common Stockholders (3)	$77,443	$69,050

Net income available per Common Share - Basic	$0.60	$0.32
Net income available per Common Share - Fully Diluted	$0.60	$0.32

FFO per Common Share - Basic	$0.92	$0.65
FFO per Common Share - Fully Diluted	$0.92	$0.64

Normalized FFO per Common Share - Basic	$0.93	$0.84
Normalized FFO per Common Share - Fully Diluted	$0.92	$0.83

FAD per Common Share - Basic	$0.85	$0.76
FAD per Common Share - Fully Diluted	$0.84	$0.75

Average Common Stock - Basic	84,321	83,961
Average Common Stock and OP Units - Basic	91,529	91,186
Average Common Stock and OP Units - Fully Diluted	92,041	91,777

_____________________________

1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from sales of new and upgrade right-to-use contracts. For 2016, the customer life is estimated to be 40 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.	See page 17 for non-GAAP measure definitions of FFO, Normalized FFO and FAD and page 18 for the definition of Non-revenue producing improvements.

4.	Included in general and administrative on the Consolidated Income Statement on page 5.

1Q 2016 Supplemental information	6	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended
	March 31,
	2016	2015
Community base rental income (2)	$114.1	$109.3
Rental home income	3.5	3.6
Resort base rental income (3)	55.4	51.6
Right-to-use annual payments	11.1	11.0
Right-to-use contracts current period, gross	2.5	2.8
Utility and other income	20.8	19.0
Property operating revenues	207.4	197.3

Property operating, maintenance and real estate taxes	76.1	73.7
Rental home operating and maintenance	1.5	1.7
Sales and marketing, gross	2.5	2.5
Property operating expenses	80.1	77.9
Income from property operations, excluding deferrals and property management (1)	$127.3	$119.4

Manufactured home site figures and occupancy averages:
Total sites	70,114	70,081
Occupied sites	65,153	64,601
Occupancy %	92.9%	92.2%
Monthly base rent per site	$584	$564

Resort base rental income:
Annual	$30.0	$27.9
Seasonal	16.2	15.0
Transient	9.2	8.7
Total resort base rental income	$55.4	$51.6

_________________________

1.	See page 5 for the Consolidated Income Statement and page 17-18 for a definition and reconciliation of Income from property operations, excluding deferrals and property management.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

1Q 2016 Supplemental information	7	Equity LifeStyle Properties, Inc.

2016 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended
	March 31,		%
	2016	2015	Change (2)
Community base rental income (3)	$114.0	$109.2	4.4%
Rental home income	3.5	3.6	(0.3)%
Resort base rental income (4)	54.3	51.5	5.3%
Right-to-use annual payments	11.1	11.0	0.7%
Right-to-use contracts current period, gross	2.5	2.8	(9.5)%
Utility and other income	20.7	19.1	8.5%
Property operating revenues	206.1	197.2	4.5%

Property operating, maintenance and real estate taxes	75.6	73.6	2.7%
Rental home operating and maintenance	1.5	1.7	(8.6)%
Sales and marketing, gross	2.5	2.5	(1.1)%
Property operating expenses	79.6	77.8	2.3%
Income from property operations, excluding deferrals and property management (1)	$126.5	$119.4	6.0%
Occupied sites (5)	65,155	64,637

Core manufactured home site figures and occupancy averages:
Total sites	69,836	69,853
Occupied sites	65,029	64,508
Occupancy %	93.1%	92.3%
Monthly base rent per site	$584	$564

Resort base rental income:
Annual	$29.6	$27.8	6.3%
Seasonal	15.8	15.0	5.7%
Transient	8.9	8.7	1.4%
Total resort base rental income	$54.3	$51.5	5.3%

____________________________

1.	See page 17-18 for definitions of Income from property operations, excluding deferrals and property management, and Core.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.	Occupied sites as of the end of the period shown. Occupied sites have increased by 141 from 65,014 at December 31, 2015.

1Q 2016 Supplemental information	8	Equity LifeStyle Properties, Inc.

Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

Quarter Ended
March 31, 2016
Community base rental income	$0.1
Resort base rental income	1.2
Utility income and other property income	0.1
Property operating revenues	1.4

Property operating expenses	0.6
Income from property operations, excluding deferrals and property management	$0.8

______________________

1.	See page 18 for definition of Acquisition properties.

1Q 2016 Supplemental information	9	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended
	March 31,
	2016	2015
Manufactured homes:
New home	$6.1	$5.6
Used home	6.4	7.3
Rental operations revenues (1)	12.5	12.9
Rental operations expense	1.5	1.7
Income from rental operations, before depreciation	11.0	11.2
Depreciation on rental homes	2.6	2.7
Income from rental operations, after depreciation	$8.4	$8.5

Occupied rentals: (2)
New	2,247	2,045
Used	2,715	3,125
Total occupied rental sites	4,962	5,170

	As of
	March 31, 2016		March 31, 2015
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$115.6	$92.3	$108.7	$90.4
Used	56.2	33.4	62.2	45.9
Total rental homes	$171.8	$125.7	$170.9	$136.3

____________________________

1.
For the quarters ended March 31, 2016 and 2015, approximately $9.0 million and $9.4 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 7. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 7.

2.
Occupied rentals as of the end of the period shown in our Core portfolio. For the quarters ended March 31, 2016 and 2015, includes 131 and 55 homes rented through our ECHO joint venture, respectively. For the quarters ended March 31, 2016 and 2015, the rental home investment associated with our ECHO joint venture totals approximately $4.3 million and $1.7 million.

3.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our ECHO joint venture. At March 31, 2016 and 2015, our investment in the ECHO joint venture was approximately $15.4 million and $10.4 million, respectively.

1Q 2016 Supplemental information	10	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of March 31, 2016
Sites
Community sites	70,100
Resort sites:
Annuals	26,000
Seasonal	10,500
Transient	10,400
Membership (1)	24,100
Joint Ventures (2)	3,100
Total	144,200

Home Sales - Select Data
	Quarters Ended
	March 31,
	2016	2015
Total New Home Sales Volume (3)	121	86
New Home Sales Volume - ECHO joint venture	34	39
New Home Sales Gross Revenues(3)	$5,399	$2,930

Used Home Sales Volume	311	381
Used Home Sales Gross Revenues	$2,815	$4,007

Brokered Home Resales Volume	186	205
Brokered Home Resale Revenues, net	$279	$295

__________________________

1.	Sites primarily utilized by approximately 101,800 members. Includes approximately 5,500 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 5.

3.	Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

1Q 2016 Supplemental information	11	Equity LifeStyle Properties, Inc.

2016 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2016 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

	Quarter Ended	Year Ended
	June 30, 2016	December 31, 2016
Income from property operations, excluding deferrals and property management - 2016 Core (2)	$110.0	$470.8
Income from property operations - Acquisitions (3)	0.3	2.0
Property management and general and administrative	(20.0)	(77.2)
Other income and expenses	3.7	14.3
Financing costs and other	(27.8)	(111.5)
Normalized FFO available for Common Stockholders (4)	66.2	298.4
Transaction costs	—	(0.2)
FFO available for Common Stockholders (4)	66.2	298.2
Depreciation on real estate and other	(26.6)	(106.4)
Depreciation on rental homes	(2.7)	(10.7)
Deferral of right-to-use contract sales revenue and commission, net	(0.6)	(2.4)
Income allocated to non-controlling interest-Common OP Units	(2.8)	(14.0)
Net income available for Common Stockholders	$33.5	$164.7

Normalized FFO per Common Share - fully diluted	$0.69 - $0.75	$3.19 - $3.29
FFO per Common Share - fully diluted	$0.69 - $0.75	$3.19 - $3.29
Net income per Common Share - fully diluted (5)	$0.36 - $0.42	$1.89 - $1.99

Weighted average Common Stock outstanding - fully diluted	92.1	92.1

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stockholders, Normalized FFO per Common Share, FFO available for Common Stockholders, FFO per Common Share, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 13 for 2016 Core Guidance Assumptions. Amount represents 2015 income from property operations, excluding deferrals and property management, from the 2016 Core properties of $106.3 million multiplied by an estimated growth rate of 3.6% and $448.8 million multiplied by an estimated growth rate of 4.9% for the quarter ended June 30, 2016 and the year ended December 31, 2016, respectively.

3.	See page 13 for the 2016 Assumptions regarding the Acquisition properties.

4.	See page 17 for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest-Common OP Units.

1Q 2016 Supplemental information	12	Equity LifeStyle Properties, Inc.

2016 Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ended	Second Quarter 2016	Year Ended	2016
	June 30, 2015	Growth Factors (2)	December 31, 2015	Growth Factors (2)
Community base rental income	$110.0	4.3%	$441.6	4.1%
Rental home income	3.6	0.9%	14.0	1.6%
Resort base rental income (3)	41.2	5.0%	183.4	4.9%
Right-to-use annual payments	10.9	1.1%	44.4	0.2%
Right-to-use contracts current period, gross	3.6	(13.0)%	12.8	(0.2)%
Utility and other income	18.8	1.2%	76.0	1.5%
Property operating revenues	188.1	3.5%	772.2	3.7%

Property operating, maintenance, and real estate taxes	76.6	4.0%	304.5	2.0%
Rental home operating and maintenance	1.7	—%	7.2	(4.8)%
Sales and marketing, gross	3.5	(4.8)%	11.7	6.6%
Property operating expenses	81.8	3.5%	323.4	2.0%
Income from property operations, excluding deferrals and property management	$106.3	3.6%	$448.8	4.9%

Resort base rental income:
Annual	$28.4	5.4%	$114.6	5.8%
Seasonal	3.6	2.0%	28.7	4.1%
Transient	9.2	5.0%	40.1	2.8%
Total resort base rental income	$41.2	5.0%	$183.4	4.9%

2016 Assumptions Regarding Acquisition Properties (1)
(In millions, unaudited)

	Quarter Ended	Year Ended
	June 30, 2016 (4)	December 31, 2016 (4)
Community base rental income	$0.1	$0.4
Resort base rental income	0.8	3.5
Utility income and other property income	0.1	0.4
Property operating revenues	1.0	4.3

Property operating, maintenance, and real estate taxes	0.7	2.3
Property operating expenses	0.7	2.3
Income from property operations, excluding deferrals and property management	$0.3	$2.0

_______________________________

1.	Refer to page 18 for definition of Core and Acquisition properties.

2.
Management’s estimate of the growth of property operations in the 2016 Core Properties compared to actual 2015 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition properties. Actual income from property operations for the Acquisition properties could vary materially from amounts presented above if any of our assumptions is incorrect.

1Q 2016 Supplemental information	13	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trail Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2012	2013	2014	2015	2016 (1)
Member Count (2)	96,687	98,277	96,130	102,413	104,700
Thousand Trails Camping Pass (TTC) Origination (3)	10,198	15,607	18,187	25,544	28,600
TTC Sales	8,909	9,289	10,014	11,877	14,000
RV Dealer TTC Activations	1,289	6,318	8,173	13,667	14,600
Number of annuals (4)	4,280	4,830	5,142	5,470	5,750
Number of upgrade sales (5)	3,069	2,999	2,978	2,687	2,600

Right-to-use annual payments (6)	$47,662	$47,967	$44,860	$44,441	$44,500
Resort base rental income from annuals	$9,585	$11,148	$12,491	$13,821	$15,400
Resort base rental income from seasonals/transients	$11,042	$12,692	$13,894	$15,795	$16,400
Upgrade contract initiations (7)	$14,025	$13,815	$13,892	$12,783	$12,800
Utility and other income	$2,407	$2,293	$2,455	$2,430	$2,500

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	TTCs allow access to any of five geographic areas in the United States.

4.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

5.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.

6.
The years ended December 31, 2012 and December 31, 2013, include $0.1 million and $2.1 million, respectively, of revenue recognized related to our right-to-use annual memberships activated through our dealer program. During the third quarter of 2013, we changed the accounting treatment of revenues and expenses associated with the RV dealer program to recognize as revenue only the cash received from members generated by the program.

7.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 5.

1Q 2016 Supplemental information	14	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of March 31, 2016

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$1,925	90.6%
Unsecured Debt			200	9.4%
Total Debt (1)			$2,125	100.0%	23.8%

Common Stock	84,594,060	92.1%
OP Units	7,207,678	7.9%
Total Common Stock and OP Units	91,801,738	100.0%
Common Stock price at March 31, 2016	$72.73
Fair Value of Common Stock			$6,677	98.0%
Perpetual Preferred Stock			136	2.0%
Total Equity			$6,813	100.0%	76.2%

Total Market Capitalization			$8,938		100.0%

Perpetual Preferred Stock as of March 31, 2016

Series	Callable Date		Outstanding Stock	Liquidation Value	Annual Dividend Per Share	Annual Dividend Value
6.75% Series C	9/7/2017		54,458	$136	$168.75	$9.2

_________________

1.    Excludes deferred financing costs of approximately $19.0 million

1Q 2016 Supplemental information	15	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of March 31, 2016
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate		Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2016	$70,333	5.83%		$—	—	$70,333	3.32%	5.83%
2017	57,747	5.80%		—	—	57,747	2.73%	5.80%
2018	202,169	5.97%		—	—	202,169	9.55%	5.97%
2019	203,919	6.27%		—	—	203,919	9.63%	6.27%
2020	123,554	6.13%		200,000	2.39%	323,554	15.28%	3.82%
2021	192,704	5.01%		—	—	192,704	9.10%	5.01%
2022	153,013	4.59%		—	—	153,013	7.23%	4.59%
2023	113,200	5.13%		—	—	113,200	5.35%	5.13%
2024	—	—%		—	—	—	—%	—%
Thereafter	800,693	4.18%		—	—	800,693	37.82%	4.18%
Total	$1,917,332	5.00%		$200,000	2.39%	$2,117,332	100.0%	4.75%

Note Premiums	7,961			—		7,961

Total Debt	1,925,293			200,000		2,125,293

Deferred Financing Costs	(18,219)			(776)		(18,995)

Total Debt, net	$1,907,074	4.93%	(1)	$199,224	2.52%	$2,106,298		4.71%	(1)

Average Years to Maturity	10.7			3.8		10.1

______________________
1.     Reflects effective interest rate including amortization of note premiums and amortization of deferred loan cost for secured and total debt and stated interest rate for unsecured debt.

1Q 2016 Supplemental information	16	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Other Terms

This document contains certain non-GAAP measures we believe are helpful in understanding our business, as further discussed in the paragraphs below. Investors should review Funds from Operations (“FFO”), Normalized Funds from Operations (“Normalized FFO”) and Funds available for distribution (“FAD”), along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO, Normalized FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

FFO. We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.

We believe FFO, as defined by the Board of Governors of NAREIT, is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
Normalized FFO. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.
We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
FAD. We define FAD as Normalized FFO less non-revenue producing capital expenditures.
Income from Property Operations, excluding deferrals and property management. We define Income from property operations, excluding deferrals and property management as rental income, utility income and right-to-use income less property operating and maintenance expenses, real estate tax, sales and marketing expenses, property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this non-GAAP financial measure is helpful to investors and analysts as a direct measure of the actual operating results of our manufactured home and RV communities.

1Q 2016 Supplemental information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Income before equity in income of unconsolidated joint ventures to Income from property operations (amounts in thousands):

	Quarters Ended
	March 31,
	2016	2015
Income before equity in income of unconsolidated joint ventures	$56,309	$30,929
Right-to-use upfront payments, deferred, net	302	773
Gross revenues from home sales	(8,214)	(6,937)
Brokered resale revenues and ancillary services revenues, net	(1,418)	(1,982)
Interest income	(1,660)	(1,820)
Income from other investments, net	(1,723)	(1,119)
Right-to-use contract commissions, deferred, net	104	(243)
Property management	11,763	11,290
Depreciation on real estate and rental homes	28,656	28,116
Amortization of in-place leases	335	665
Cost of homes sales	8,281	6,724
Home selling expenses	834	805
General and administrative	7,407	7,406
Property rights initiatives and other	654	553
Early debt retirement	—	16,991
Interest and related amortization	25,634	27,276
Income from property operations, excluding deferrals and property management	127,264	119,427
Right-to-use contracts, deferred and sales and marketing, deferred, net	(406)	(530)
Property management	(11,763)	(11,290)
Income from property operations	$115,095	$107,607
Earnings before interest, tax, depreciation and amortization (EBITDA) and Normalized EBITDA. We define EBITDA as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Normalized EBITDA as EBITDA excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; d) impairments, if any; and e) other miscellaneous non-comparable items. The following table reconciles Income before equity in income of unconsolidated joint ventures to EBITDA and Normalized EBITDA (amounts in thousands):

	Quarters Ended
	March 31,
	2016	2015
Income before equity in income of unconsolidated joint ventures	$56,309	$30,929
Right-to-use contract upfront payments, deferred, net	302	773
Right-to-use contract commissions, deferred, net	104	(243)
Depreciation on real estate assets and rental homes	28,656	28,116
Amortization of in-place leases	335	665
Depreciation on corporate assets	279	269
Interest and related amortization	25,634	27,276
Equity in income from unconsolidated joint ventures	881	884
EBITDA	112,500	88,669
Transaction costs	200	432
Early debt retirement	—	16,991
Normalized EBITDA	$112,700	$106,092
Core. The Core properties include properties we owned and operated during all of 2015 and 2016.
Acquisitions. The Acquisition properties include one property acquired during 2016 and three properties acquired during 2015.
Non-Revenue Producing Improvements. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements.
Fixed Charges. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

1Q 2016 Supplemental information	18	Equity LifeStyle Properties, Inc.